Exhibit 3.2

OSIRIS THERAPEUTICS, INC.

ARTICLES OF AMENDMENT

OSIRIS THERAPEUTICS, INC., a Maryland corporation (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:    The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect (the “Charter”) pursuant to Section 2-604 of the MARYLAND GENERAL CORPORATION LAW.

SECOND: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Section 5.1, and inserting in lieu thereof, the following new Section 5.1:

Section 5.1.  Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall initially be five (5), which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”), but shall never be less than three (3) nor more than seven (7). The names of the individuals who shall serve as directors until their successors are duly elected and qualified are:

Peter Friedli

Lode Debrabandere

Felix Gutzwiller

Jay M. Moyes

Hans-Georg Klingemann

THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: These Articles of Amendment shall be effective upon filing with the Department.

FIFTH: The undersigned President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and Chief Executive Officer, and attested to by its Secretary, on this 10th day of June, 2015.

OSIRIS THERAPEUTICS, INC.

		By:	/S/ LODE DEBRABANDERE	(SEAL)
Name: Lode Debrabandere, Ph.D
Title: President and Chief Executive Officer

ATTEST:	/S/ PHILIP JACOBY
Name: Philip R. Jacoby, Jr.
Title: Chief Financial Officer, Treasurer and Secretary